UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware		19713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2013, SLM Corporation (the “Company”) announced that Mr. Jonathan C. Clark, the Company’s current Executive Vice President and Chief Financial Officer (and current principal financial officer and principal accounting officer), will be departing the Company at the end of March.

Joseph A. DePaulo, the Company’s current Executive Vice President, Marketing will assume the new position of Executive Vice President—Banking and Finance effective immediately as part of the Company’s broader efforts to distinguish its private credit products and banking franchise from the Company’s Federal Family Education and Direct Student Loan program funding and servicing activities. Upon Mr. Clark’s departure, Mr. DePaulo will serve as the Company’s principal financial officer.

Item 7.01	Regulation FD Disclosure

On February 22, 2013, the Company issued a press release announcing Mr. Clark’s departure and Mr. DePaulo’s appointment. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits

(d)	Exhibits.

99.1*	Press Release dated February 22, 2013.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: February 22, 2013	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated February 22, 2013.

*	Furnished herewith.